As filed with the Securities and Exchange Commission on November 9, 2022

Registration No. 333-[ ● ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Motorcar Parts of America, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York	11-2153962
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2929 California Street
Torrance, California 90503
(310) 212-7910
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Office)

Motorcar Parts of America, Inc. 2022 Incentive Award Plan

(Full title of the plan(s))

Juliet Stone
General Counsel
Motorcar Parts of America, Inc.
2929 California Street
Torrance, California 90503
(310) 212-7910

Copies of all correspondence to:

Steven B. Stokdyk, Esq.
Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, California 90071
(213) 485-1234
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

INTRODUCTION

This Registration Statement on Form S-8 is filed by Motorcar Parts of America, Inc. (referred to herein as “our,” “we,” “us,” “the Company” and “the Registrant”) relating to 924,200 shares of our common stock, par value $0.01 per share (“Common Stock”), issuable to our eligible employees, consultants and directors under our 2022 Incentive Award Plan, dated September 8, 2022.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be delivered to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act.  In accordance with Rule 428 of the Securities Act and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of Form S‑8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act.  Upon request, the Registrant shall furnish to the SEC or its staff a copy of any or all of the documents included in the file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents, which were filed by the Registrant with the SEC pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	our Annual Report on Form 10-K for the fiscal year ended March 31, 2022, filed with the SEC on June 14, 2022;

(b)	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the SEC on August 9, 2022;

(c)	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 9, 2022;

(d)	the description of our common stock contained on Exhibit 4.1 of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the SEC on August 9, 2022;

(d)	our definitive proxy statement on Schedule 14A filed on July 29, 2022; and

(e)	our Current Report on Form 8-K filed on September 9, 2022.

In addition, all documents filed with the SEC by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Unless expressly indicated, a Current Report furnished to the SEC on Form 8-K pursuant to Item 2.02 or Item 9.01 shall not be incorporated by reference into this Registration Statement.

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Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Article Seventh of the Restated Certificate of Incorporation of the Registrant provides, in part, that to the extent required by New York Business Corporation Law (“NYBCL”), no director of the Registrant shall have any personal liability to the Registrant or its stockholders for damage for any breach of duty as such director, provided that each such director shall be liable under the following circumstances: (a) in the event that a judgment or other final adjudication adverse to such director establishes that his acts or omissions were in bad faith, involved intentional misconduct or a knowing violation of law or that such director personally gained in fact a financial profit or other advantage to which such director was not legally entitled or that such director’s acts violated Section 719 of the NYBCL or (b) for any act or omission prior to the adoption of Article Seventh of the Restated Certificate of Incorporation of the Registrant.

Article Nine of the Amended and Restated Bylaws of the Registrant provides that the Registrant shall indemnify any person, by reason of the fact that such person is or was a director or officer of the Registrant or served any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise in any capacity at the Registrant’s request, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney’s fees incurred as a result of an action or proceeding, or any appeal therefrom, provided, however, that no indemnification shall be made to, or on behalf of, any director or officer if a judgment or other final adjudication adverse to such director or officer establishes that (a) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (b) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

Section 722(a) of the NYBCL provides that a corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

Section 722(c) of the NYBCL provides that a corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

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Section 723 of the NYBCL provides that an officer or director who has been successful on the merits or otherwise in the defense of a civil or criminal action of the character set forth in Section 722 is entitled to indemnification as permitted in such Section. Section 724 of the NYBCL permits a court to award the indemnification required by Section 722.

Section 725 provides for repayment of such expenses when the recipient is ultimately found not to be entitled to indemnification. Section 726 provides that a corporation may obtain indemnification insurance indemnifying itself and its directors and officers.

The Registrant has entered into indemnity agreements with each of its directors and officers.1 The indemnity agreements generally indemnify such persons against liabilities arising out of their service in their capacities as directors, officers, employees or agents of the Registrant. The Registrant may from time to time enter into indemnity agreements with additional individuals who become officers and/or directors of the Registrant. The Registrant also maintains and pays premiums for directors’ and officers’ liability insurance policies.

Item 7.	Exemption From Registration Claimed

Not applicable.

Item 8.	Exhibits

4.1	2004 Non-Employee Director Stock Option Plan (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K filed with the SEC on June 14, 2022)

4.2	2010 Incentive Award Plan (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K filed with the SEC on June 14, 2022)

4.3	Amended and Restated 2010 Incentive Award Plan (incorporated by reference to Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K filed with the SEC on June 14, 2022)

4.4	Second Amended and Restated 2010 Incentive Award Plan (incorporated by reference to Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K filed with the SEC on June 14, 2022)

4.5	2014 Non-Employee Director Incentive Award Plan (incorporated by reference to Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K filed with the SEC on June 14, 2022)

4.6	Third Amended and Restated 2010 Incentive Award Plan (incorporated by reference to Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K filed with the SEC on June 14, 2022)

4.7	Fourth Amended and Restated 2010 Incentive Award Plan (incorporated by reference to Exhibit 4.7 to the Registrant’s Annual Report on Form 10-K filed with the SEC on June 14, 2022)

4.8
Motorcar Parts of America, Inc. 2022 Incentive Award Plan, dated September 8, 2022 (incorporated by reference to Appendix A to the Registrant’s Proxy Statement on Schedule 14A filed with the SEC on July 29, 2022)

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2*	Consent of Ernst & Young

24.1*	Power of Attorney (included on the signature page to this registration statement)

107*	Filing Fee Table

* Filed herewith.

1 Note to Company: Please confirm all directors and officers have signed indemnification agreements.

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Item 9.	Undertakings

The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on this 9th day of November 2022.

MOTORCAR PARTS OF AMERICA, INC.

By:	/s/ Selwyn Joffe
Selwyn Joffe
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of Motorcar Parts of America, Inc. hereby constitute and appoint Selwyn Joffe and Juliet Stone each with full power to act with full power of substitution and resubstitution, as our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement, and hereby ratify and confirm all that such attorney-in-fact or his or her substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on November 9, 2022.

Signature	Title

/s/ Selwyn Joffe	Chairman, President and Chief Executive Officer (Principal Executive Officer)
Selwyn Joffe

/s/ David Lee	Chief Financial Officer (Principal Financial Officer)
David Lee

/s/ Rudolph Borneo	Director
Rudolph Borneo

/s/ Dr. David Bryan	Director
Dr. David Bryan

/s/ Joseph Ferguson	Director
Joseph Ferguson

/s/ Philip Gay	Director
Philip Gay

/s/ Patricia Warfield	Director
Patricia Warfield

/s/ Jeffrey Mirvis	Director
Jeffrey Mirvis

/s/ Barbara Whittaker	Director
Barbara Whittaker

S-1

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

4.1	2004 Non-Employee Director Stock Option Plan (incorporated by reference to Exhibit 4.1 to the Registrant’s 10-K filed with the SEC on June 14, 2022)

4.2	2010 Incentive Award Plan (incorporated by reference to Exhibit 4.2 to the Registrant’s 10-K filed with the SEC on June 14, 2022)

4.3	Amended and Restated 2010 Incentive Award Plan (incorporated by reference to Exhibit 4.3 to the Registrant’s 10-K filed with the SEC on June 14, 2022)

4.4	Second Amended and Restated 2010 Incentive Award Plan (incorporated by reference to Exhibit 4.4 to the Registrant’s 10-K filed with the SEC on June 14, 2022)

4.5	2014 Non-Employee Director Incentive Award Plan (incorporated by reference to Exhibit 4.5 to the Registrant’s 10-K filed with the SEC on June 14, 2022)

4.6	Third Amended and Restated 2010 Incentive Award Plan (incorporated by reference to Exhibit 4.6 to the Registrant’s 10-K filed with the SEC on June 14, 2022)

4.7	Fourth Amended and Restated 2010 Incentive Award Plan (incorporated by reference to Exhibit 4.7 to the Registrant’s 10-K filed with the SEC on June 14, 2022)

4.8
Motorcar Parts of America, Inc. 2022 Incentive Award Plan, dated September 8, 2022 (incorporated by reference to Appendix A to the Registrant’s Proxy Statement on Schedule 14A filed with the SEC on July 29, 2022)

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2*	Consent of Ernst & Young

24.1*	Power of Attorney (included on the signature page to this registration statement)

107*	Filing Fee Table

* Filed herewith.